EXHIBIT 10.1

MD Employment Agreement Schedule

Date: 15th August 2010

between

PROPANC PTY LIMITED of 576 Swan Street, Richmond, Victoria, Australia 3121
 (“Employer” and “Company”)

and

JAMES NATHANIELSZ of 1/76 Summerhill Road Glen Iris, 3146 (“Employee”)

BACKGROUND:

A.	Effective as of 15 August 2010 the following Schedule replaces the Schedule to the MD Employment Agreement of 21st day of December 2007, as amended on 1 May 2009.

B.	The conditions and salary package of the Managing Director will be further reviewed upon achievement of listing of the Company.

SCHEDULE

Item 1	Position (clause 1)

Managing Director (MD)

The Employee shall be entitled to attend all Board Meetings as a Director during the term of employment.

Item 2	Basis of Employment (clauses 1 and 22.1)

The Position is a full-time, salaried position based at the Employer’s premises.

Item 3	Date of Commencement of Employment (clauses 1 and 22.1)

15th October 2007

Item 4	State or Territory (clause 20.9)

Victoria

Item 5	Duties (clause 2)

To act as Managing Director of Propanc Pty Ltd, including:

•	Lead and manage Propanc’s development program;

•	Develop and implement Propanc’s 3 – 5 year strategic plan;

•	Manage key business areas including Research & Development, Legal, Finance and Corporate Development departments;

•	Set up and lead regular board meetings;

•	Establish reporting structure that will assist in the control and monitoring of key business performance indicators as agreed upon by the Board;

•	Establish and maintain a filing system that contains all relevant records, reports, technical files and associated company information.

Item 6	NOT USED

Item 7	NOT USED

Item 8	Termination Notice & Conditons (clause 19.1)

12 weeks termination notice or 12 weeks salary as payment in lieu of notice.  Payment of the 12 weeks salary is conditional upon the Employee handing over all records and information relating to the Employer’s business, to the Employer’s reasonable satisfaction.

The Employee will be paid six months salary (inclusive of 12 weeks termination notice) for previous efforts if any termination occurs.

Item 9	Gross Annual Package (clause 5.1)

Salary of $150,000 per annum plus superannuation.

Item 10	Bonus (clause 5.4)

A bonus will be agreed separately been the Employee and the Employer.

Item 11	Communications Device (clauses 10 and 22.1)

Either a mobile phone will be supplied or current mobile phone expenses will be reimbursed.

A computer laptop will be supplied, as well as printer, fax and scanner.

Item 12	Instalments (clauses 5.2 and 22.1)

Salary to be paid monthly, in advance.

Item 13	Payment Dates (clauses 5 and 22.1)

On or about every first day of the month, commencing on the first day of employment, or as otherwise agreed.